UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - April 9, 2007 (April 2, 2007)

TELECOM COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-62236	35-2089848
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9/F., Beijing Business World,
56 Dongxinglong Avenue, CW District, Beijing, China 100062
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code - (86) 10 6702 6968

N/A
(Former Name or Former Address, if changed since last report)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 2, 2007, the Board of Directors of Telecom Communications, Inc. (the “Company”) has removed Hongtao Zhang as a director of the Company.

Effective as of April 2, 2007, Victor Z. Li has resigned as Chief Financial Officer, Secretary, Treasurer and Director of the Company. The Board of Directors has appointed Yan Liu, a current director, to replace Mr. Li as CFO, Secretary and Treasurer.

Ms. Liu joined the Company as Vice President and Director of the Company on March 20, 2006. From June 2004 through March 2006, Ms. Liu was the Chief Operating Officer of sinosuper.com ("Sino"). Sino is an internet company that is a wholly-owned subsidiary of Wukuang IE Limited. From May 2003 to April 2004, Ms. Liu was the Company’s General Manager of the Marketing and Sales Department. From July 2002 to April 2003, Ms. Liu was the assistant to the Chief Executive Officer of South China Motor Group in Guangzhou, China. From June 1999 to July 2002, she was the director of the Plan Department at Dali Motorcycle Limited in Xinhui City, China. Ms. Liu is 30 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELECOM COMMUNICATIONS, INC.
Dated: April 4, 2007
	By:	/s/ Tim T. Chen
Director and CEO (Principal Executive Officer)